UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2016

Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)
(816) 201-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below, at the 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”) of Cerner Corporation (“Cerner”) held on May 27, 2016, Cerner’s shareholders approved the amendment and restatement of the Cerner Corporation Performance-Based Compensation Plan (the “Performance Plan”), which was previously approved by Cerner's Board of Directors. The amended and restated Performance Plan became effective upon shareholder approval and governs awards paid under the Performance Plan on or after May 27, 2016, including performance-based cash incentive payments for 2016 performance periods paid thereafter. A summary of the Performance Plan is included in Proposal No. 4 of Cerner's definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2016 (the "2016 Proxy Statement"). The description below of the Performance Plan is not complete and is qualified in its entirety by reference to the full text of the plan filed herewith as Exhibit 10.1, and incorporated herein by reference.

The Performance Plan is designed to provide a framework for granting performance-based compensation under Cerner's current and future compensation programs which may be deductible from Cerner's income taxes under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Performance Plan provides for the granting of awards of incentive compensation that may be paid to a participant upon satisfaction of specified performance goals for a particular performance period. The Performance Plan may be utilized for all forms and types of compensatory arrangements, awards, programs or plans (equity or cash-compensation based) sponsored or maintained by Cerner. Eligible participants under the Performance Plan include key associates and executives. The Performance Plan is administered by the Compensation Committee, and such Committee has the full authority to designate the employees who are eligible to participate in the Performance Plan and to establish the performance goals and achievement levels for each participant. The Compensation Committee delegated the administration of the executive feature of the Performance Plan discussed below to such Committee's Section 16 Insider Equity and Incentive Compensation Subcommittee.

The executive feature of the Performance Plan applies to executive officers and key associates determined by Cerner to be "Section 16 Officers" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. The executive feature of the Performance Plan caps the maximum amount that can be payable, under any circumstance, to a Section 16 Officer under the Performance Plan. As amended and restated, the Performance Plan establishes the maximum amount payable to a Section 16 Officer during any single calendar year at 500% of such Section 16 Officer's base salary (at the time the applicable executive targets are established); provided, however, that in no event will a Section 16 Officer's base salary in excess of $3,000,000 be taken into account for the purposes of any maximum payment limit.

For any equity-based award granted under a Cerner equity compensation plan but subject to the performance criteria set forth in the Performance Plan (e.g., stock options or performance-based restricted stock units) or any equity-based award payable in cash but in an amount determined based solely on the value of one or more of our shares (e.g., performance-based restricted stock units or cash-settled stock appreciation rights), the Performance Plan prohibits a participant from receiving awards in any single calendar year that relate to more than 2,000,000 shares, subject, however, to any lower limitation contained in a Cerner equity compensation plan.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting, Cerner's shareholders considered and voted on four proposals, each of which is described in detail in the 2016 Proxy Statement. The following is a brief description of the matters that were voted on at the 2016 Annual Meeting and the final results of such voting:

Proposal No. 1 - The election of three Class III Directors: Gerald E. Bisbee, Jr., Ph.D., Denis A. Cortese, M.D., and Linda M. Dillman, each to serve for a three year term.

Final Results: Gerald E. Bisbee, Jr., Ph.D., Denis A. Cortese, M.D., and Linda M. Dillman were each elected as Class III Directors.

	For	Against	Abstentions	Broker Non-votes

Gerald E. Bisbee, Jr., Ph.D.	270,803,650	15,376,653	394,995	29,618,167
Denis A. Cortese, M.D.	280,391,786	5,808,976	374,536	29,618,167
Linda M. Dillman	280,857,208	5,355,452	362,638	29,618,167

Proposal No. 2 - The ratification of the appointment of KPMG LLP as Cerner's independent registered public accounting firm for 2016.
Final Results: The shareholders ratified the appointment of KPMG LLP as Cerner's independent registered public accounting firm for 2016.

For	Against	Abstentions

306,239,450	8,857,670	1,096,345

There were no broker non-votes with respect to this proposal.

Proposal No. 3 - An advisory vote to approve the compensation of Cerner's Named Executive Officers.
Final Results: The shareholders approved, on an advisory basis, the compensation of Cerner's Named Executive Officers.

For	Against	Abstentions	Broker Non-votes

277,944,527	7,623,157	1,007,614	29,618,167

Proposal No. 4 - The approval of the amendment and restatement of the Cerner Corporation Performance-Based Compensation Plan.
Final Results: The shareholders approved the amendment and restatement of the Cerner Corporation Performance-Based Compensation Plan.

For	Against	Abstentions	Broker Non-votes

278,464,383	7,582,194	528,721	29,618,167

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Cerner Corporation Performance-Based Compensation Plan (As Amended and Restated May 27, 2016)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: June 1, 2016	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Cerner Corporation Performance-Based Compensation Plan (As Amended and Restated May 27, 2016)